UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

UPSNAP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-50560	20-0118697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Duratech Group Inc. 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4
(Address of principal executive offices)

Registrant’s telephone number, including area code: (403) 320-1778

134 Jackson Street, Suite 203
Davidson, North Carolina 20836
(Former name or former address, if changed since last report)

This Current Report on Form 8-K is filed by UpSnap, Inc., a Nevada corporation (the “Registrant”), in connection with the matters described herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Registrant reports that Robert Lundgren has decided to resigned from the board of directors of the Registrant effective December 8, 2008.  This action was taken for personal reasons and there were no disagreements with the Registrant.

The Registrant does not have any immediate plans to fill this vacancy, but will do so when an appropriate candidate has been identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSNAP, INC.

/s/ Peter Van Hierden
Peter Van Hierden
Chairman and CEO

Date: December 10, 2008